EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.22 for the Third Quarter of 2014

GREENSBORO, N.C., Oct. 30, 2014 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported third quarter 2014 results with highlights as follows:

3rd Quarter Financial Highlights

  Loans held for investment increased 9.3% from $430.7 million at September 30, 2013 to $470.8 million at September 30, 2014. Loans held for investment have grown sequentially for the past five quarters.
  The net interest margin, computed on a fully taxable basis, improved to 3.81% in the third quarter of 2014 from 3.38% in the third quarter of 2013.
  Average non-interest bearing demand deposits increased 12.0% in the third quarter of 2014 from the third quarter of 2013.
  Net income of $1,012,000 in the third quarter of 2014 improved on a sequential basis from $750,000 in the second quarter and from $265,000 in the first quarter.
  Diluted net income per common share was $0.22 in the third quarter of 2014 and $0.23 in the third quarter of 2013. Net income available to common stockholders was $764,000 and $776,000 for the third quarters of 2014 and 2013, respectively.
  Non-performing assets decreased $0.8 million and $3.0 million during the third quarter and first nine months of 2014, respectively, to $16.1 million at September 30, 2014.
  Mortgage banking gross revenues decreased $0.3 million to $2.1 million for the third quarter of 2014 from the third quarter of 2013. The Mortgage Division incurred a net loss of $160,000 in the third quarter of 2014 compared to a net loss of $21,000 in the third quarter of 2013. The third quarter loss for the mortgage division improved from a second quarter 2014 net loss of $183,000.

Robert T. Braswell, President and CEO, commented, "We continue to build value for our shareholders through our reduction in non-performing assets, by increasing our loans held for investment, and by growing non-interest bearing deposits. As a result of our progress, our net interest margin increased to 3.81% in the third quarter of 2014 from 3.38% in the third quarter of 2013. Our net income, asset quality, loan growth, net interest margin, and non-interest bearing demand deposits all improved sequentially in the third quarter of 2014."

"We recently began originating Small Business Administration (SBA) loans and expect our first closings in the fourth quarter of 2014. We look forward to expanding SBA lending in 2015 since it complements our existing expertise and strengths in commercial lending," said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Pinehurst, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	September 30,	December 31,
	2014	2013
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 7,484	$ 6,037
Interest-bearing deposits with banks	20,426	58,859
Bank term deposits	13,359	11,118
Securities available-for-sale, at fair value	56,090	62,016
Securities held-to-maturity (fair values of $16,047 in 2014 and $14,462 in 2013)	15,928	14,810
Loans held for sale	43,950	28,382
Loans	470,782	444,087
Less allowance for loan losses	(6,546)	(7,663)
Net loans	464,236	436,424
Premises and equipment, net	18,582	18,261
Other real estate owned	5,587	2,329
Bank-owned life insurance	11,393	11,129
Other assets	11,994	12,442
Total assets	$ 669,029	$ 661,807

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 93,832	$ 84,911
NOW, money market and savings	343,107	342,970
Time	150,001	151,216
Total deposits	586,940	579,097

Advances from the Federal Home Loan Bank	2,810	2,885
Securities sold under agreements to repurchase	--	3,032
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	8,317	7,579
Total liabilities	617,677	612,203

Stockholders' equity

Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 10,994 shares	10,994	10,994
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,434,680 in 2014 and 3,428,776 in 2013	3,435	3,429
Additional paid-in capital	16,295	16,226
Retained earnings	19,677	18,336
Stock in directors' rabbi trust	(1,384)	(1,347)
Directors' deferred fees obligation	1,384	1,347
Accumulated other comprehensive income	951	619
Total stockholders' equity	51,352	49,604
Total liabilities and stockholders' equity	$ 669,029	$ 661,807

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Interest income
Loans	$ 6,139	$ 5,659	$ 17,751	$ 18,500
Investment securities, taxable	385	323	1,216	831
Investment securities, non taxable	131	137	409	350
Interest from deposits in banks	41	91	150	176
Total interest income	6,696	6,210	19,526	19,857

Interest expense
NOW, money market and savings	240	260	716	856
Time deposits	396	469	1,221	1,492
Other borrowed funds	168	179	496	554
Total interest expense	804	908	2,433	2,902

Net interest income	5,892	5,302	17,093	16,955
Provision for loan losses	270	600	1,386	1,100
Net interest income after provision for loan losses	5,622	4,702	15,707	15,855
Non-interest income
Service charges	320	301	940	848
Mortgage banking income	2,114	2,413	5,401	9,894
Gain on sale of investment securities	113	80	256	272
Other	55	111	95	411
Total non-interest income	2,602	2,905	6,692	11,425

Non-interest expense
Salaries and benefits	4,522	4,003	12,373	13,361
Occupancy and equipment	767	742	2,321	2,236
Foreclosed property expense	11	84	174	962
Professional fees	403	385	1,407	926
Outside data processing	274	189	800	643
FDIC insurance	132	135	399	383
Advertising and promotion	222	162	716	653
Stationery, printing and supplies	148	144	426	478
Other	350	385	1,260	1,503
Total non-interest expense	6,829	6,229	19,876	21,145

Income before income taxes	1,395	1,378	2,523	6,135
Income tax expense	383	355	496	1,924
Net income	1,012	1,023	2,027	4,211
Dividends and accretion on preferred stock	248	247	686	858
Net income available to common shareholders	$ 764	$ 776	$ 1,341	$ 3,353

Net income per common share
Basic	$ 0.22	$ 0.23	$ 0.39	$ 0.98
Diluted	$ 0.22	$ 0.23	$ 0.39	$ 0.98

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Third Quarter 2014
(unaudited)
	Quarterly					Years Ended
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
($ in thousands except for share data)	2014	2014	2014	2013	2013	2013	2012

EARNINGS
Net interest income	$ 5,892	5,643	5,558	5,360	5,302	22,315	24,187
Provision for loan losses	$ 270	346	770	2,350	600	3,450	2,360
NonInterest income	$ 2,602	2,340	1,750	2,909	2,905	14,334	19,650
NonInterest expense	$ 6,829	6,712	6,335	6,475	6,229	27,620	30,243
Net income (loss)	$ 1,012	750	265	(201)	1,023	4,010	7,502
Net income (loss) available to common stockholders	$ 764	503	74	(425)	776	2,928	6,276
Basic earnings (loss) per common share	$ 0.22	0.15	0.02	(0.12)	0.23	0.86	1.85
Diluted earnings (loss) per common share	$ 0.22	0.15	0.02	(0.12)	0.23	0.85	1.85
Average common shares outstanding	3,431,933	3,430,036	3,428,891	3,428,776	3,423,961	3,410,974	3,387,045
Average diluted common shares outstanding	3,431,975	3,434,101	3,433,381	3,437,015	3,435,335	3,426,764	3,395,383

PERFORMANCE RATIOS
Return on average assets **	0.45%	0.31%	0.05%	-0.25%	0.46%	0.44%	0.93%
Return on average common equity **	7.56%	5.12%	0.77%	-4.29%	7.93%	7.52%	18.05%
Net interest margin (fully-tax equivalent) *	3.81%	3.74%	3.75%	3.46%	3.38%	3.59%	3.89%
Efficiency ratio	79.48%	83.19%	85.85%	77.70%	75.27%	74.88%	68.68%
Efficiency ratio (excluding mortgage division)	68.81%	73.10%	71.07%	69.95%	64.43%	69.63%	75.09%
# full-time equivalent employees - period end	193	195	194	191	203	191	208

CAPITAL
Equity to period-end assets	7.68%	7.57%	7.60%	7.50%	7.54%	7.50%	7.79%
Common tangible equity to assets	6.03%	5.93%	5.93%	5.83%	5.91%	5.83%	5.53%
Tier 1 leverage capital ratio - Bank	9.03%	9.07%	8.97%	8.86%	8.81%	8.86%	9.23%
Tier 1 risk-based capital ratio - Bank	11.05%	10.81%	11.13%	11.19%	11.67%	11.19%	11.27%
Total risk-based capital ratio - Bank	13.61%	13.41%	13.79%	13.85%	14.76%	13.85%	14.18%
Book value per common share	$ 11.75	11.57	11.36	11.26	11.51	11.26	11.30

ASSET QUALITY
Net charge-offs	$ 927	1,432	144	2,388	3,030	5,731	4,209
Net charge-offs to average loans *	0.80%	1.26%	0.13%	2.21%	2.85%	1.33%	0.90%
Allowance for loan losses	$ 6,546	7,203	8,289	7,663	7,701	7,663	9,944
Allowance for loan losses to loans held invst.	1.39%	1.55%	1.85%	1.73%	1.79%	1.73%	2.15%
Nonperforming loans	$ 10,348	12,435	16,610	16,731	19,606	16,731	13,067
Performing restructured loans	$ 9,883	9,983	10,145	10,381	10,933	10,381	13,822
Other real estate owned	$ 5,587	4,431	1,494	2,329	3,446	2,329	5,940
Nonperforming loans to loans held for investment	2.20%	2.68%	3.70%	3.77%	4.55%	3.77%	2.83%
Nonperforming assets to total assets	2.40%	2.52%	2.75%	2.88%	3.45%	2.88%	2.75%

END OF PERIOD BALANCES
Total assets	$ 669,029	669,162	657,365	661,807	667,833	661,807	691,868
Total loans held for investment	$ 470,782	464,706	448,858	444,087	430,736	444,087	461,728
Total deposits	$ 586,940	577,313	575,850	579,097	584,494	579,097	590,925
Stockholders' equity	$ 51,352	50,679	49,956	49,604	50,383	49,604	53,862

AVERAGE BALANCES
Total assets	$ 669,168	656,724	657,959	664,516	671,632	671,529	671,376
Total earning assets	$ 623,761	613,582	617,147	622,481	629,994	627,491	626,735
Total loans held for investment	$ 466,268	455,798	454,039	431,602	425,271	432,471	465,478
Total non interest-bearing demand deposits	$ 96,248	90,186	87,597	87,987	85,972	82,343	62,155
Common stockholders' equity	$ 40,069	39,401	38,947	39,339	38,803	38,927	34,761

* annualized for all periods presented
** return on average assets and on average common equity are computed using net income available to common stockholders
CONTACT: FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
         Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com